Exhibit 99.1

AT THE COMPANY:

417-879-3326

Gaylen Ball

g.ball@decorize.com

www.decorize.com

DECORIZE, INC. SECURES A $4,000,000 LINE OF CREDIT WITH BANK OF AMERICA

SPRINGFIELD, MO: February 2, 2005: (AMEX: DCZ) - Decorize, Inc. announced today that it has secured a $4,000,000 line of credit with Bank of America N.A. to be used for working capital. Also, the Decorize Board of Directors has approved a proposal from management to re-price the existing outstanding warrants in exchange for reducing applicable exercise periods. “The company has been profitable this fiscal year in four of the first seven months, including the last three months. The management team has done an outstanding job in positioning the company for future growth,” said Steve Crowder, President and Chief Executive Officer of Decorize, Inc. “We believe that the combination of these two latest financing events will provide the company sufficient working capital that will have an immediate and significant positive impact to the business.”

The line of credit with Bank of America will provide the company working capital resulting in efficiencies in its dealings with overseas vendors and Decorize subsidiaries in China and Indonesia. “We believe that this relationship with Bank of America is confirmation that the financial community is beginning to recognize the positive changes,” said Brent Olson, Vice President of Finance for Decorize, Inc.

Terms of the line of credit required a guaranty which has been provided by SRC Holdings Corporation and Quest Capital Alliance LLC in exchange for additional warrants and a reduction in the applicable strike prices of other outstanding warrants and shares of preferred stock. SRC Holdings has also agreed to exchange their current $750,000 demand note for a new note that contains an option to convert the note to shares of the company’s common stock. “SRC Holdings believes that Decorize has assembled an excellent leadership team capable of growing fast and profitably in a very big and fragmented marketplace,” stated Jack Stack, President and Chief Executive Officer of SRC Holdings Corporation.

The amendments to the outstanding 5.1 million warrants will provide an opportunity for the company to quickly raise additional capital in the next 12 months, which can be used for expansion of its production capacity. In addition, the proposed amendments should have a positive impact on the balance sheet by removing the significant overhang of dilutive warrants that are currently outstanding within the next 12 months. “This past year has been a transition year for Decorize. We are on our plan to become the market leader in the home accent category of the home furnishings industry,” commented Steve Crowder.

About Decorize, Inc.

Decorize, Inc. designs and manufactures ‘Best in Class’ home accent furniture and accessories. The company has developed a sourcing and logistics model that reduces various costs that have traditionally been channeled into the home furnishings category. Decorize has served more than 5,000 small and large retail accounts, including national brand names such as Dillard's, La-Z-Boy, Rooms To Go, and Sears -- The Great Indoors. Additional information on the company and its products can be found at www.decorize.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:Statements about the future performance of Decorize, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation, continued acceptance of Decorize's products, increased levels of competition for the company, new products and technological changes, Decorize's dependence on third-party suppliers, and other risks detailed from time to time in Decorize's periodic reports filed with the Securities and Exchange Commission. Decorize provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.